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                                                                     EXHIBIT 5.1


                                               FOLEY & LARDNER LLP
                                               ATTORNEYS AT LAW


                                               ONE DETROIT CENTER
                                               500 WOODWARD AVENUE, SUITE 2700
                                               DETROIT, MI 48226-3489
                                               313.234.7100 TEL
                                               312.832.4700 FAX
                                               www.foley.com

                             July 11, 2005

Board of Directors
North Pointe Holdings Corporation
28819 Franklin Road
Southfield, MI  48034


         Re:  Initial Public Offering

Dear Sirs:

         You have asked for our opinion with respect to certain matters in connection with the filing by North Pointe Holdings Corporation, a Michigan corporation (the "Company"), of Amendment No. 3 to Registration Statement No. 333-122220 on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act of 1933, as amended (the "Act"), and the public offering of shares of Common Stock to be issued by the Company (the "Shares"). The Shares are proposed to be offered and sold pursuant to an Underwriting Agreement among the Company, SunTrust Capital Markets, Inc., William Blair & Company, L.L.C. and Sandler O'Neill & Partners, L.P., a form of which is filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"). All of the Shares being registered on the Registration Statement are to be offered for sale by the Company.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, agreements and other documents as we have deemed necessary for the purposes of this opinion letter, including, among others, the Second Amended and Restated Articles of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement (the "Restated Articles of Incorporation"), the Second Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement, records of the corporate proceedings of the Company with respect to the offer, issuance and sale of the Shares, the Underwriting Agreement and the Registration Statement.

         For the purposes of this opinion letter, we have assumed the following:

             i. the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies;

             ii. the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is being delivered, the authority of all persons signing on behalf of all



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North Pointe Holdings Corporation
July 11, 2005
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         parties (other than the Company) to all such documents and the due authorization, execution and delivery of all such documents by all parties (other than the Company) to such documents;

             iii. that the Restated Articles of Incorporation have been filed with the Michigan Department of Consumer and Industry Services (the "Department") and endorsed by the Department as being effective as of the date of such filing; and

             iv. that the stock split referred to in the Prospectus in the paragraph immediately following the caption "Summary" has been effectuated.

         The opinions set forth in this letter are limited to the laws of the State of Michigan and the federal laws of the United States of America. We express no opinion in this letter as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Pricing Committee of the Board of Directors of the Company (the "Board") has approved the number and the price of the Shares to be sold within the limit approved by the Board, (iii) the Underwriting Agreement in definitive form has been (a) completed by including, in it, the purchase price of the Shares as approved by the Pricing Committee of the Board and (b) duly executed and delivered by the parties to the Underwriting Agreement and (iv) the Shares have been issued upon receipt of the consideration contemplated by, and otherwise in accordance with the terms of, the Underwriting Agreement, then the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         FOLEY & LARDNER LLP

                                         By: /s/ Patrick Daugherty
                                             ------------------------
                                                 Patrick Daugherty
                                                 Partner